Exhibit 8.2

May 3, 2021

Feather River Bancorp, Inc.
1280 Bridge Street
Yuba City, CA 95991

Re:	Tax Opinion Regarding Merger

Ladies and Gentlemen:

We have acted as counsel to Feather River Bancorp, Inc., a Delaware corporation ("Feather River") in connection with the negotiation and execution of the Agreement and Plan of Reorganization and Merger, dated as of March 10, 2021 (the “Merger Agreement”), by and between Plumas Bancorp, a California corporation (“Plumas”) and Feather River, pursuant to which Feather River will merge with and into Plumas with Plumas surviving the merger (the “Merger”). Capitalized terms not defined herein shall have the meanings ascribed to them (or defined by reference) in the Merger Agreement.

We are providing this opinion to you pursuant to Section 7.2(d) of the Merger Agreement. Immediately following the Merger, Bank of Feather River, a California state-chartered bank and wholly-owned subsidiary of Feather River, will merge with and into Plumas Bank, a California state-chartered bank and wholly-owned subsidiary of Plumas (“Plumas Bank”) with Plumas Bank as the surviving bank (the “Bank Merger”). This opinion does not address the United States federal income tax consequences of the Bank Merger, but we have taken the Bank Merger into account in rendering our opinion with respect to the United States federal income tax consequences of the Merger set forth below and affirm that consummation of the Bank Merger would not alter such opinion.

In connection with our opinion, we have reviewed (without any independent investigation) the Merger Agreement, including all exhibits thereto; the registration statement of Plumas on Form S-4, filed on May 3, 2021 with the Securities and Exchange Commission (the “SEC”), with respect to the Plumas Common Stock to be issued to the common stockholders of Feather River in connection with the Merger (the “Registration Statement”), and the proxy statement/prospectus of Feather River and Plumas, respectively, included in the Registration Statement (the “Proxy Statement/Prospectus”); and such other documents and records as we deemed necessary or appropriate for purposes of issuing our opinion (collectively, the “Documents”). In our examination of the Documents, we have assumed: (i) their completeness and authenticity; (ii) that each of the Documents has been or will be duly authorized and executed in the form as examined by us; (iii) the genuineness of all signatures and the authenticity of original Documents submitted to us as copies; (iv) that the Documents have been duly authorized by all necessary corporate actions; (v) that all of the information, facts, statements, representations, warranties and covenants contained in the Documents are true and accurate at all relevant times; (vi) the respective parties to the Documents and all parties referred to therein will act in all respects and at all relevant times in conformity with the requirements and provisions of the Documents; (vii) none of the terms and conditions contained in the Documents have been or will be waived or modified in any respect; and (viii) each of the Documents will be valid and legally binding obligations of all parties thereto, enforceable in accordance with their terms. We are expressly relying for purposes of our opinion on the facts, information, representations, warranties and covenants contained in the Documents. In addition, we are expressly relying upon additional representations of fact made by Feather River in a letter dated the date hereof and by Plumas in a letter dated the date hereof, delivered to us in connection with our opinion (collectively, the “Representation Certificates”), as well as certain other assumptions stated herein. We are relying upon the accuracy of any representations or statements made that are qualified by the maker’s knowledge or belief as if such representations or statements were made without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. We have not been asked to and have not attempted to verify any facts, information, warranties or representations (collectively “statements”) through independent investigation and are assuming that each is true, correct and complete as of the date hereof and that no actions inconsistent with such statements have occurred or will occur.

In connection with our opinion, we have assumed that the Merger will be effected and consummated in accordance with the terms and conditions of the Merger Agreement, including satisfaction of all material covenants and conditions to the obligations of the parties without amendment or waiver thereof. We have also assumed that none of the parties will take any action after the Merger that would cause the Merger not to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Based solely upon on and subject to the foregoing, including, without limitation, the qualifications, exceptions and assumptions set forth above and the exceptions, qualifications and limitations set forth below, it is our opinion that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

We express no opinion as to the tax treatment of the Merger under the provisions of any other sections of the Code or under any state, local or foreign tax laws which also may be applicable thereto or as to any other party in the Merger, nor do we express any opinion as to non-tax issues such as corporate law or securities law matters. In addition, we express no opinion as to the tax treatment of any conditions existing at the time of, or effects resulting from, transactions which are not specifically addressed herein.

Our opinion represents our best judgment as to the described federal income tax consequences of the Merger. Our opinion is based upon the Code, the Income Tax Regulations promulgated thereunder, and administrative and judicial determinations, all as of the date hereof and all of which are subject to change either prospectively or retroactively, and our knowledge of the facts as of the date hereof. If either (i) the relevant facts at the time of closing differ from those represented to us in the Representation Certificates or reflected in the Documents, (ii) the Merger is completed under terms not contained in the Merger Agreement, (iii) our assumptions prove to be untrue, or (iv) the existing authorities are modified by legislative, administrative or judicial action, our conclusions may differ and our opinion may not be relied upon. In such event, we do not assume any responsibility to provide a revised opinion or other advice, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

You should be aware that no ruling has been sought or obtained from the Internal Revenue Service as to the federal income tax consequences of any aspect of the Merger and that our opinion is not binding on the Internal Revenue Service or the courts. You should also be aware that there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to the position reflected in our opinion, or that our opinion will be upheld by the courts if challenged by the Service. We undertake no responsibility to advise you of any developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, if any of the statements, representations, warranties, assumptions or certificates upon which we have relied to issue this opinion are incorrect, our opinion shall be void and may not be relied upon.

This opinion is intended for the benefit of Feather River and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent. We hereby consent to (i) the reference to our opinion in the Registration Statement, (ii) the filing of this opinion as an exhibit to the Registration Statement and (iii) the use of our name in the Registration Statement. In giving such consent, however, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Stinson LLP